UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                            --------------------

                                  FORM 8-K


                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934



    Date of report (Date of earliest event reported):  September 27, 2004




                       JONES LANG LASALLE INCORPORATED
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)




      Maryland                   001-13145              36-4150422
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(State or other juris-        (Commission File         (IRS Employer
diction of incorporation)     Number)                  Identification
                                                       No.)




     200 East Randolph Drive, Chicago, IL                       60601
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    (Address of Principal Executive Offices)                 (Zip Code)




Registrant's telephone number, including area code:         (312) 782-5800




                               Not Applicable
       --------------------------------------------------------------
       (Former name or former address, if changed since last report.)















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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      The Australian subsidiary of Jones Lang LaSalle Incorporated (the "Company") has settled the litigation we previously disclosed that we were pursuing against a consulting firm with respect to a property management accounting system for our Australian business that we had abandoned.

      Under the settlement agreement, which was executed on September 27, 2004, Capgemini Australia Pty Limited ("Capgemini") has agreed to pay Jones Lang LaSalle Australia Pty Limited a total of AUS$9,800,000 (US$7,050,000) in cash, in installments as follows: (1) AUS$6,000,000 (US$4,300,000) on or before October 22, 2004, (2) AUS$2,000,000 (US$1,450,000) on or before
March 31, 2005, (3) AUS$1,000,000 (US$725,000) on or before September 30,
2005 and (4)  AUS$800,000 (US$575,000) on or before December 31, 2005.  In addition to the foregoing cash payments, Capgemini has agreed to provide up to AUS$200,000 (US$140,000) of consulting services in Asia during the period ending September 27, 2006.

      In connection with the agreement, each of parties has released the other from further liabilities with respect to the underlying dispute and has agreed to certain other terms typical for a settlement agreement of this kind.

      As a result of the settlement, we intend to record a recovery of non-recurring expenses.



ITEM 2.05  COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

      In 2003 the Company established a reserve for excess lease space of euro 3.5 million (US$4.4 million). Through September, 2004, euro 0.5 million (US$0.6 million) of this reserve had been utilized against lease payments for this space. On September 29, 2004, the German subsidiary of the Company entered into a modified lease agreement with more favorable terms for this space and now plans to take occupation of approximately two thirds of this space in the first quarter of 2005. As a result of this change in circumstances, a net amount of euro 2 million (US$2.4 million) of this reserve is no longer required and will be reversed to non-recurring expenses in the income statement in the third quarter of 2004. The lease for the space that the German subsidiary currently occupies runs through January, 2007 and is considered excess given the Company's decision to occupy space in the new building. An expense of euro 2.5 million (US$3 million) will be taken in Q3 for this excess space. The net charge to non-recurring expense in the third quarter will be euro 0.5 million (US$0.6 million).
























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                                 SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  September 30, 2004          JONES LANG LASALLE INCORPORATED


                                    By:     /s/  Lauralee E. Martin
                                            ------------------------------
                                    Name:   Lauralee E. Martin

                                    Title:  Executive Vice President and
                                            Chief Financial Officer




















































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